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                                  EXHIBIT 23.2

                        CONSENT OF MAULDIN & JENKINS, LLC

                     CONCERNING THE FINANCIAL STATEMENTS OF

                            WALTON BANK AND TRUST CO.

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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

We hereby consent to the use of our report dated February 2, 2000 relating to the financial statements of Walton Bank & Trust Co., Monroe, Georgia, included in the Registration Statement on Form S-4 filed by First Sterling Banks, Inc. and to the reference of our Firm under the caption "Experts" in the Proxy Statement/Prospectus.

We also consent to the use of our report dated January 27, 2000, relating to the financial statements of First Sterling Banks, Inc. and subsidiaries for the years ended December 31, 1999 and 1998, included in the Form 10-KSB for First Sterling Banks, Inc. for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement and Prospectus of First Sterling Banks, Inc. or Form S-4, and the use of our name under the caption "Experts".



Atlanta, Georgia                       /s/ MAULDIN & JENKINS, LLC
November 24, 2000